UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2024

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16759

Indiana	35-1546989
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

One First Financial Plaza, Terre Haute, IN	47807
(Address of principal executive office)	(Zip Code)

(812) 238-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2024, First Financial Corporation, an Indiana corporation (“FFC”) and First Financial Bank, National Association, a national banking association and wholly-owned subsidiary of FFC (“First Financial Bank”) completed their previously announced acquisition of SimplyBank., a Tennessee-chartered commercial bank (“SimplyBank”), pursuant to the Agreement and Plan of Reorganization by and among FFC, First Financial Bank, SimplyBank, and FFB Interim Bank, National Association, a wholly owned subsidiary of FFC (“Merger Sub”) dated as of November 13, 2023 (the “Merger Agreement”). On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into SimplyBank (the “Interim Merger”), with SimplyBank continuing as the surviving entity. Immediately following the Interim Merger, SimplyBank merged with and into First Financial Bank, with First Financial Bank as the surviving entity (the “Bank Merger”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Interim Merger (the “Effective Time”), other than dissenting shares, each share of SimplyBank Common Stock issued and outstanding immediately prior to the Effective Time, was converted into the right to receive $718.38 per share in cash. The aggregate value of the transaction was approximately $73.4 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to FFC’s Current Report on Form 8-K filed on November 13, 2023 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits Exhibit No.	Description
2.1*

Agreement and Plan of Reorganization by and among First Financial Corporation, First Financial Bank, National Association, SimplyBank., and FFB Interim Bank, National Association (upon its formation), dated as of November 13, 2023 (incorporated by reference to Exhibit 2.1 to FFC’s Current Report on Form 8-K filed on November 13, 2023)

104	Cover page interactive data file (embedded with the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. FFC hereby undertakes to furnish supplemental copies of any omitted schedules or similar attachments upon request by the SEC; provided, however, that FFC may request confidential treatment for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

Dated July 3, 2024
/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary/Treasurer and Chief Financial Officer